NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR THE UNDERLYING SHARES OF STOCK HAVE BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR THE VIRGINIA SECURITIES ACT. NEITHER THIS WARRANT NOR THE UNDERLYING STOCK, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW, OR, IN THE OPINION OF COUNSEL, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                                                            WARRANT TO PURCHASE
                                                               62,500 SHARES OF
                                                                   COMMON STOCK


                                    WARRANT

                          TO PURCHASE COMMON STOCK OF

                            OVERSEAS FILMGROUP, INC.


         THIS CERTIFIES THAT, for value received, Jefferson Capital Group, Ltd. ("JCG"), or its registered permitted assigns ("Holder"), is entitled to purchase from Overseas Filmgroup, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), in whole or in part, at an initial purchase price of $5.00 per share, at any time and from time to time from the date hereof until 5:00 p.m., Los Angeles time, on October 30, 2003 (the "Final Exercise Date"), an aggregate of sixty-two thousand, five hundred (62,500) shares of the Company's Common Stock, $.001 par value per share, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Certain terms used in this Warrant are defined in Paragraph 13 hereof. The number of shares of Common Stock purchasable hereunder, and the Warrant Purchase Price payable therefor, are subject to adjustment as hereinafter set forth.

This Warrant is subject to the following provisions, terms and conditions:

         1.   Exercise of Warrant.

              (a) Exercise of Warrant. The Warrant may be exercised by the Holder in whole or in part at any time and from time to time from the date hereof until 5:00 p.m., Los Angeles time, on the Final Exercise Date by (i) the delivery of this Warrant, together with a properly completed and duly executed Purchase Form in the form attached hereto as Exhibit A, to the Warrant Office and (ii) payment to the Company, by cash, certified check, bank draft or wire transfer, of the Warrant Purchase Price for the shares of Common Stock being purchased. The Company agrees that the Warrant Shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been delivered to the Warrant Office and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased (together with a cash adjustment in lieu of any fraction of a share pursuant to Paragraph 4) shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days, after this Warrant shall have been so exercised, and, if the Warrant has been exercised in part only, a new Warrant representing the number of shares of Common Stock with respect to which this Warrant shall not then have been exercised, in all other respects identical to this Warrant, shall also be issued and delivered to the Holder within such time until this Warrant has expired. If this Warrant is not exercised prior to the close of business on the Final Exercise Date, it shall automatically expire and shall not thereafter be exercisable. All Warrant Shares which may be issued upon the exercise of this Warrant, upon issuance, will be duly authorized, validly issued, fully paid and non-assessable.

              (b) Transfer Restriction Legend. Each certificate for Warrant Shares initially issued upon exercise of this Warrant shall bear the following legend (unless at the time of exercise such Warrant Shares are registered under the Securities Act) and any additional legend required by any state securities law or regulation or any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed:

              "The shares of stock represented hereby have not been registered or qualified pursuant to the Securities Act of 1933, as amended (the "Act"), or any state securities law. Neither these shares, nor any portion thereof or interest therein, may be sold, transferred or otherwise disposed of unless the same are registered and qualified in accordance with said Act and any applicable state securities law or, in the opinion of counsel, such registration and qualification are not required."

         2. Payment of Taxes. The Company shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates, except that the Company shall not be required to pay any income tax applicable to the Holder or any tax which may be payable in respect of any transfer involved in the issue and delivery of certificates for shares of Common Stock if such tax arises solely from a delivery of certificates for shares of Common Stock in a name other than that of the Holder of this Certificate.

         3. Reservation of Shares; Preservation of Rights of Holder. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon the exercise of the Warrant, free from preemptive rights, such number of shares of authorized but unissued or treasury shares of Common Stock, or other stock or securities deliverable pursuant to Paragraph 5 hereof, as shall be required for issuance or delivery upon exercise of the Warrant. The Company further agrees (i) that it will not, by amendment of its Certificate of Incorporation or Bylaws or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, and (ii) promptly to take all action as may from time to time be reasonably required in order to permit the Holder to exercise the Warrants and the Company duly and effectively to issue Warrant Shares as provided herein upon the exercise hereof.

         4. Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon exercise of the Warrant but shall pay for any such fraction of a share an amount in cash equal to the then Market Price per Share multiplied by such fraction.

         5.   Adjustments.

              (a) Stock Dividends; Split-Ups. If after the date hereof, and subject to the provisions of Paragraph 4 above, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of Warrant Shares issuable upon exercise of the Warrant shall be increased in proportion to such increase in outstanding shares and the Warrant Price shall be correspondingly decreased.

              (b) Aggregation of Shares. If after the date hereof, and subject to the provisions of Paragraph 4 above, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of Warrant Shares issuable upon exercise of the Warrant shall be decreased in proportion to such decrease in outstanding shares and the Warrant Price shall be correspondingly increased.

              (c) Reorganizations, etc. If after the date hereof, any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the assets to another corporation or other similar event shall be effected, then, as a condition to such reorganization, reclassification, consolidation, merger or sale, lawful and fair provision shall be made whereby the Holder of the Warrant shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon exercise of the rights represented by the Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrant, had such reorganization, reclassification, consolidation, merger or sale not taken place and in such event, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of Warrant Shares purchasable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be, to any share of stock, securities or assets thereafter deliverable upon exercise of the Warrant. The Company shall not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

         (d) Notices of Changes in Warrant. Upon every adjustment of the Warrant Purchase Price or the number of Warrant Shares issuable upon exercise of the Warrant, the Company shall give written notice thereof to the Holder, which notice shall state the Warrant Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon exercise of the Warrant and, in reasonable detail, the method of calculation and the facts upon which the calculation is based.

         (e) Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Paragraph 5, and the Warrant issued after such adjustment may state the same Warrant Purchase Price and the same number of Warrant Shares as is stated in the Warrant initially. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate that does not effect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

         6. Notice of Certain Events. The Company shall give the Holder written notice of (i) the declaration of any dividend or other distribution on Common Stock, (ii) the granting to the holders of Common Stock of any rights to subscribe for or purchase shares or units of any class of capital stock or any other subscription or purchase rights, (iii) the reorganization of the Company or the reclassification of Common Stock, (iv) the merger or consolidation of the Company with and into any other corporation, (v) the sale, lease or transfer of all or substantially all of the Company's assets, (vi) the voluntary or involuntary dissolution, liquidation or winding up of the Company or (vii) the issuance of any securities that would require an adjustment pursuant to Paragraph 5(a) hereof. Such notice shall be given at least 14 days prior to the date on which a record of the Company's stockholders is to be taken for the purpose of any of the foregoing, or, if a record is not to be so taken, the date as of which any such event is to become effective Notwithstanding anything to the contrary herein, the Company shall not be required to give the Holder notice of the issuance of any Common Stock or other securities pursuant to or in connection with any employee benefit plan of the Company.

         7.   Piggy-back Registration Rights.

              (a) Company Registrations. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holder) Common Stock or other securities under the Securities Act other than a registration on Form S-8 or any successor form relating solely to the sale of securities to participants in a Company stock plan, or a registration on Form S-4 in connection with a merger transaction contemplated by Rule 145(a) or any successor form, the Company shall, at such time, promptly give to the Holder written notice of such proposed date of such filing. Upon the written request of the Holder given within twenty (20) days after delivery of such notice in accordance with Paragraph 12, the Company shall, subject to the provisions of Paragraph 7(f), cause to be registered under the Securities Act all of the Registrable Warrant Shares that the Holder has requested to be registered.

              (b) Obligations of the Company. Whenever required under this Paragraph 7 to effect the registration of the Registrable Warrant Shares, the Company shall promptly and in accordance with any and all other time periods set forth herein:

                   (1) Prepare and file with the SEC a registration statement with respect to such Registrable Warrant Shares (including such audited financial statements as may be required by the Securities
              Act) and use its best efforts to cause such registration statement to become effective, and, upon the demand of the Holder, keep such registration statement effective until the earlier of (i) the date which is one hundred and fifty (150) days after such registration statement first became effective or (ii) the date on which all of the Registrable Warrant Shares included in such registration statement are sold. The Holder of Registrable Warrant Shares agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Paragraph 7(b)(6), such Holder shall forthwith discontinue disposition of Registrable Warrant Shares pursuant to the registration statement covering such Registrable Warrant Shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Paragraph 7(b)(6), and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Warrant Shares current at the time of receipt of such notice. The Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Warrant by the number of days during the period from and including the date of the giving of such notice pursuant to Paragraph 7(b)(6) to and including the date when the Holder of Registrable Warrant Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Paragraph 7(b)(6).

                   (2) Prepare and file with the SEC such amendments and
              supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                   (3) Furnish to the Holder whose Registrable Warrant Shares are covered by the registration statement, such numbers of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Warrant Shares owned by the Holder.

                   (4) Use its best efforts to register and qualify the
              securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder whose Registrable Warrant Shares are covered by the registration statement; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any such states or jurisdictions.

                   (5) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder proposing to distribute Registrable Warrant Shares through such underwritten public offering shall also enter into and perform its obligations under such an agreement.

                   (6) Promptly notify the Holder whose Registrable Warrant
              Shares are covered by the registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and, at the request of the Holder, promptly prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

                   (7) Cause all such Registrable Warrant Shares registered
              pursuant to such registration statement to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed.

                   (8) Otherwise comply with all applicable rules and
              regulations of the SEC and applicable blue sky authorities.

              (c) Furnish Information. It shall be a condition precedent to the obligations of the Company to effect a registration pursuant to this Paragraph 7 with respect to the Registrable Warrant Shares of a Holder whose Registrable Warrant Shares are covered by the registration statement that such Holder shall furnish to the Company such information regarding itself, the Registrable Warrant Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Warrant Shares.

              (d) Expenses of Registrations. All expenses other than underwriting discounts and commissions charged per share (for which the Holder shall be responsible with respect to the Registrable Warrant Shares being sold by such Holder) incurred in connection with registrations, filings or qualifications pursuant to this Paragraph 7, including (without limitation) all registration, filing and qualification fees and expenses, printers' and accounting fees (including the expenses of any audits or comfort letter required by or incident thereto), fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel to act as counsel for the Holder whose Registrable Warrant Shares are covered by the registration statement and all other holders of securities of the Company whose securities are covered by the registration statement, shall be borne by the Company.

              (e) Indemnification. In the event any Registrable Warrant Shares are included in a registration statement under this Paragraph 7:

              (1) To the extent permitted by law, the Company will indemnify and hold harmless the Holder whose Registrable Warrant Shares are covered by the registration statement, any underwriter (as defined in the Securities Act) and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act, and each of their respective officers and directors, against any losses, claims, damages, expenses, or liabilities (joint or several) to which any of the foregoing may become subject under the Securities Act or the Securities Exchange Act, or any rule or regulation promulgated under the Securities Act or the Securities Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any document incorporated therein by reference or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act, any State "blue sky" or securities law or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act or any State "blue sky" or securities law; and the Company will also pay to such Holder, and each such underwriter or controlling person and any other person entitled to be indemnified pursuant to this Paragraph 7(e), any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Paragraph 7(e) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such cause for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished specifically for inclusion in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto by such Holder, or any such underwriter or controlling person.

              (2) To the extent permitted by law, the Holder whose Registrable Warrant Shares are covered by the registration statement will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act or the Securities Exchange Act or any rule or regulation promulgated under the Securities Act or the Securities Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder specifically for inclusion in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto; and such Holder will pay any legal or other expenses reasonably incurred by any person entitled to be indemnified pursuant to this Paragraph 7(e), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity and contribution agreement contained in this Paragraph 7(e) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); provided further, that in no event shall any indemnity or contribution under this Paragraph 7(e) exceed the proceeds (net of any underwriting discounts and commissions) from the offering received by such Holder.

              (3) Promptly after receipt by an indemnified party under this Paragraph 7(e) of notice of the commencement of any action (including any governmental action or proceeding), such indemnified party, will, if a claim in respect thereof is to be made against any indemnifying party under this Paragraph 7(e), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified parties; provided, however, that an indemnified party, (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, and to participate in the defense of such action (subject to the right of counsel to the indemnifying party to assume and control such defense) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Paragraph 7(e), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Paragraph 7(e).

              (4) If the indemnification provided for in this Paragraph 7(e) is held by a court of competent jurisdiction to be unenforceable as to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

              (5) The rights accorded to any indemnified party shall be in addition to any rights that any indemnified party may have at law, by separate agreement, or otherwise.

              (6) The obligations of the Company and the Holder under this Paragraph 7 shall survive the completion of any offering of Registrable Warrant Shares in a registration statement under this Agreement.

         (f) Underwriting and Other Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Paragraph 7 to include the Holder's Registrable Warrant Shares in such underwriting unless such Holder complies with the last sentence of Paragraph 7(b)(5) of this Warrant. If the total amount of securities, including Registrable Warrant Shares, requested by stockholders to be included in such offering exceeds the amount of securities that, in the written opinion of the managing underwriters, if any, for such offering, when added to the securities being registered by the Company, will exceed the maximum amount of the Company's securities which can be marketed (a) at a price reasonably related to their then current market value, and (b) without materially and adversely affecting the entire offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Warrant Shares, which the underwriters determine in their sole discretion will not materially jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is the Holder of Registrable Warrant Shares and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares owned by all entities and individuals included in such "selling stockholder", as defined in this sentence. In addition, notwithstanding anything to the contrary contained in this Warrant, the piggy-back registration rights granted to the Holder herein shall be subject to the terms of the registration rights granted to the holders of the Unit Purchase Options and to the registration rights set forth in that certain

    Lock-up and Registration Rights Agreement dated as of October 31, 1996 by and between Overseas Filmgroup, Inc., Ellen Dinerman Little, Robert B. Little and William F. Lischak, as amended.

         (g) Reports Under Securities Exchange Act. With a view to making available to the Holder the benefit of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration, the Company agrees to:

              (1) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

              (2) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; and

              (3) furnish to the Holder, so long as the Holder owns this Warrant or any Warrant Shares, forthwith upon request (i) a written statement by the Company as to whether it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

         (h) Termination of Registration Rights. The Holder shall not be entitled to exercise any piggy-back registration right provided for in Paragraph 7 after the Final Exercise Date.

    8. Maintenance of Warrant Office. The Company shall at all times maintain an office or agent in Los Angeles, California or New York, New York where this Warrant may be presented or surrendered for subdivision, combination, registration of transfer or exchange and where notices and demands may be served upon the Company in respect of the Warrant. The Company will keep or cause to be kept at such office or agency books for registration and registration of transfer of the Warrant. Such books shall show the name and address of the Holder, the number of Warrants evidenced on its face by each of the Warrant Certificate, and the date of the Warrants. Such office or agency shall initially be the Company. The Company shall give the Holder prior written notice of any change in the address of such office or agency.

    9. Exchange, Replacement and Assignability. This Warrant is exchangeable upon the surrender hereof by the Holder at the Warrant Office for new Warrants of different denominations representing in the aggregate the right to purchase the number of shares which may be purchased hereunder. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any such new Warrants and, in the case of any such loss, theft or destruction, of an indemnity letter (reasonably satisfactory to the Company) of the holder of this Warrant, or in other cases, of a bond of indemnity or other security satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant or such new
Warrants, the Company will issue to the Holder a new Warrant of like tenor and date, in lieu of this Warrant or such new Warrants, representing the right to purchase the number of shares which may be purchased hereunder. Subject to compliance with applicable securities laws, this Warrant and all rights hereunder (including, without limitation all piggy-back registration rights) are transferable, but only if the entire amount originally received (a Warrant to purchase 62,500 Warrant Shares) is transferred. Upon surrender of this Warrant to the Company at the Warrant Office with the Assignment Form attached hereto as Exhibit B duly executed and funds sufficient to pay the transfer tax specified in Paragraph 2 hereof, the Company shall, without charge, promptly execute and deliver a new Warrant in the name of the assignee named in such Assignment Form and this Warrant shall promptly be canceled.

    10. No Rights or Liabilities as Stockholder. This Warrant shall not entitle the Holder to any voting rights or any rights as a stockholder of the Company or impose any liabilities or other obligations on the Holder as a stockholder of the Company.

    11. Governing Law; Amendments and Waivers; Headings. The validity, interpretation and performance of this Warrant and each of its terms and provisions shall be governed by the laws of the State of Delaware. No provision of this Warrant may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

    12. Notices. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to the Holder at, the address shown on the transfer books or to such other address as shall have been furnished to the Company by the Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to the principal office of the Company at 8800 Sunset Boulevard, Suite 302, Los Angeles, California 90069, or such other address as shall have been furnished to the Holder by the Company.

    13. Definitions. The terms defined in this paragraph, whenever used in this Warrant, shall, unless the context otherwise requires, have the respective meanings hereinafter specified:

         (a) "Business Day" shall mean any day of the year on which commercial banks are generally open for business in California and New York.

         (b) "Closing Price" shall mean the last reported sale price per share of Common Stock regular way on a given day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange Composite Tape, or, if the shares of Common Stock are not listed or admitted to trading on such exchange, on the American Stock Exchange Composite Tape, or, if the shares of Common Stock are not listed or admitted to trading on such exchange, the principal national securities exchange or NASDAQ National Market on which the shares of Common Stock are listed or admitted to trading, or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or NASDAQ National Market, the closing sales price, or, if there is no closing sales price, the average of the closing bid and asked prices, in the over-the-counter market as reported by NASDAQ or any comparable system, or, if not so reported by NASDAQ or any comparable system, as reported on the NASD Electronic Bulletin Board, or if not reported on such Bulletin Board, as reported by the National Quotation Bureau,

    Incorporated, or any successor thereof, in the "pink sheets" published by it, or, if not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company for that purpose, or, if no such prices are furnished, the fair market value of a share of Common Stock as estimated by a nationally recognized investment banking firm selected by the Company.

         (c) "Common Stock" shall mean and include the Company's Common Stock, $.001 par value per share, authorized on the date of the original issue of this Warrant and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage of par or liquidation value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, and shall also include in case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in Paragraph 5 hereof, the stock, securities or assets provided for in such paragraph; provided that the shares purchasable pursuant to this Warrant shall include only shares of such class referred to in the first paragraph hereof designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of this Warrant or, in case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in Paragraph 5 hereof, the stock, securities or assets provided for in such paragraph.

         (d) "Company" shall mean Overseas Filmgroup, Inc., a Delaware corporation, and also include any successor thereto with respect to the obligations hereunder, by merger, consolidation or otherwise.

         (e) "Final Exercise Date" shall have the meaning set forth in the introduction to this Warrant.

         (f) "Holder" shall have the meaning set forth in the introduction to this Warrant.

         (g) "Market Price Per Share" shall mean the average of the daily Closing Prices for the 30 consecutive Trading Days before the date in question.

         (h) "register", "registered" and "registration" refer to registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

         (i) "Registrable Warrant Shares" shall mean (1) the Warrant Shares, and (2) any Common Stock issued as a dividend or other distribution with respect to, pursuant to a stock split, or in exchange for or in replacement of, the Warrant Shares, excluding in all cases, however, (i) any Warrant Shares which are sold, assigned or otherwise disposed of by the Holder in a transaction in which such Holder's rights under this Warrant are not assigned or assignable, (ii) any Warrant Shares which have been registered under the Securities Act and disposed of in accordance with the registration statement covering them, (iii) any Warrant Shares which have become eligible for sale without restriction pursuant to Rule 144 or Rule 144A (or any similar provision then in force) under the Securities Act, and (iv) any Warrant Shares which in the opinion of counsel to the Company may be freely transferred (without volume or other limitations) without registration or qualification under the Securities Act or any similar state securities law.

         (j) "SEC" shall mean the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

         (k) "Securities Act" shall mean the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission, or any other federal agency then administering such Securities Act, thereunder, all as the same shall be in effect at the time.

         (l) "Securities Exchange Act" shall mean the Exchange Act of 1934, or any other similar federal statute, and the rules and regulations of the Commission, or any other federal agency administering such Securities Exchange Act, thereunder, all as the same shall be in effect at the time.

         (m) "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business, or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which prices in the over-the-counter market are reported by NASDAQ.

         (n) "Unit Purchase Options" shall mean those certain Unit Purchase Options granted by the Company and initially dated as of April 12, 1995.

         (o) "Warrant" shall mean this Warrant and all rights to purchase Warrant Shares evidenced hereby and all warrants issued in exchange, transfer or replacement of this Warrant.

         (p) "Warrant Holder" shall mean the registered holder of the Warrants or any related Warrant Shares.

         (q) "Warrant Office" shall mean the office or agency of the Company maintained for the purpose, among other purposes, of receiving Warrants upon their exercise pursuant to Paragraph 8 hereof.

         (r) "Warrant Purchase Price" shall mean the initial purchase price of $5.00 per share of Common Stock payable upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions hereof.

         (s) "Warrant Shares" shall mean the shares of Common Stock purchased or purchasable by the holders of Warrants upon the exercise thereof pursuant to Paragraph 1.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal, duly attested by its authorized office, and to be dated as of October 31, 1996.

                                            OVERSEAS FILMGROUP, INC.


                                            By: /s/ Ellen Dinerman Little
                                               ------------------------------
                                                Name:  Ellen Dinerman Little
                                                Title: President


ATTEST:



/s/ William F. Lischak
-----------------------------
Name:  William F. Lischak
Title: Secretary

                                                                      EXHIBIT A


                                 PURCHASE FORM

                   (To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____ shares of Common Stock (the "Shares") and herewith tenders payment for such Shares to the order of Overseas Filmgroup, Inc. in the amount of $________ in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of _________________ whose address is _________________ and that such certificate be delivered to _____________________________ whose address is ________________________________. If said number of Shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant representing the remaining balance of the shares be issued to and registered in the name of the undersigned.


                                       Signature:____________________________
                                       (Signature must conform in all respects
                                       to name of Holder as specified on the
                                       face of this Warrant.)


Dated: ___________________, 19__

                                                                      EXHIBIT B


                                ASSIGNMENT FORM

         For value received, _______________________________ hereby sells, assigns and transfers unto:

Name _________________________________________________________________________
     (Please typewrite or print in block letters)

Address ______________________________________________________________________


the right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________________________________________________,
attorney, to transfer the same on the books of the Company with full power and substitution in the premises.


                                       Signature:_____________________________


Date: ______________________, 19__.